Filed Pursuant to Rule 424(b)(5)
Registration Statement Number 333-219999

Prospectus Supplement
To the Prospectus Dated August 25, 2017

$25,000,017

Common Stock

We are offering 1,190,477 shares of our common stock, par value $0.01 per share, at a public offering price of $21.00 per share. Our common stock is traded on The NASDAQ Global Market under the symbol “MLVF.” On October 3, 2018, the last reported sale price of our common stock on The NASDAQ Global Market was $21.95 per share.

Investing in our common stock involves risks. Please carefully read the “Risk Factors” beginning on page S-7 of this prospectus supplement and appearing in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for a discussion of certain factors that you should consider before making your investment decision.

	Per Share	Total
Public offering price	$21.00	$25,000,017
Underwriting discount(1)	$1.05	$1,209,714
Proceeds to us, before expenses	$19.95	$23,790,303

(1)	The underwriting discount will be $1.05 per share. However, the underwriter has agreed that the underwriting discount will be $0.42 per share for 63,947 shares purchased by our directors, executive officers, employees and certain existing shareholders. The total underwriting discount and the total proceeds to us, before expenses, reflect the reduced discount for the 63,947 shares to be purchased by our directors, executive officers, employees and certain existing shareholders. See “Underwriting” beginning on page S-14 for disclosure regarding the underwriting discounts, expenses payable to the underwriter and proceeds to us, before expenses.

The shares of our common stock are being offered through the underwriter on a firm commitment basis. We have granted the underwriter a 30 day option to purchase up to an additional 15 percent of the offered amount of our common stock at the public offering price, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriter expects to deliver the shares of our common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about October 9, 2018, subject to customary closing conditions.

The date of this prospectus supplement is October 3, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. We have not, and the underwriter has not, authorized anyone else to provide you with different or additional information. If anyone provides you with any other information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any documents incorporated by reference herein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us, our common stock, and other securities we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement, the accompanying prospectus and any “free writing prospectus,” together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in our common stock. Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that (i) the underwriter will not exercise its option to purchase additional shares of our common stock, and (ii) no options, warrants, stock rights or shares of common stock were issued after September 28, 2018.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” the “Company,” “Malvern,” “Malvern Bancorp” and “our” refer to Malvern Bancorp, Inc. and our subsidiaries on a combined basis. References to the “Bank” refer to Malvern Bank, National Association, our banking subsidiary.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contain or incorporate by reference forward looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

●	Restrictions or conditions imposed by our regulators on our operations;

●	Increases in competitive pressure in the banking and financial services industries;

●	Changes in access to funding or increased regulatory requirements with regard to funding;

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●	Changes in deposit flows;

●	Credit losses as a result of declining real estate values, increasing interest rates, increasing unemployment, changes in payment behavior or other factors;

●	Credit losses due to loan concentration;

●	Changes in the amount of our loan portfolio collateralized by real estate and weaknesses in the real estate market;

●	Our ability to successfully execute our business strategy;

●	Our ability to attract and retain key personnel;

●	Changes in the interest rate environment which could reduce anticipated or actual margins;

●	Changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry;

●	Changes in economic conditions resulting in, among other things, a deterioration in credit quality;

●	Changes occurring in business conditions and inflation;

●	Increased cybersecurity risk, including potential business disruptions or financial losses;

●	Changes in technology;

●	The adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods;

●	Examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write-down assets;

●	Changes in monetary and tax policies;

●	The rate of delinquencies and amounts of loans charged-off;

●	The rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;

●	Our ability to maintain appropriate levels of capital and to comply with our capital ratio requirements;

●	Adverse changes in asset quality and resulting credit risk-related losses and expenses;

●	Changes in accounting policies and practices; and

●	Other risks and uncertainties contained in this prospectus supplement or incorporated by reference into this prospectus supplement from the other reports and filings with the Securities and Exchange Commission, which we refer to as the SEC.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus supplement, the accompanying prospectus and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Information by Reference,” including our financial statements and the notes to those financial statements, before making an investment decision.

The Company

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association, a national bank that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank, National Association now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, the Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity.

The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia and through its eight other banking locations in Chester, Delaware and Bucks counties, Pennsylvania and Morristown, New Jersey, its New Jersey regional headquarters. The Bank also maintains representative offices in Palm Beach, Florida and Montchanin, Delaware. The Bank’s primary market niche is providing personalized service to its client base.

The Bank, through its Private Banking division and strategic partnership with Bell Rock Capital in Rehoboth Beach, Delaware, provides personalized wealth management and advisory services to high net worth individuals and families. Those services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services. The Bank offers insurance services though Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

Recent Accomplishments

Malvern Bank is a well-positioned national bank operating in attractive markets on the Philadelphia Mainline and in New Jersey. We specialize in providing niche services and products to high-net worth clients and commercial real estate borrowers. Our current management team is well-seasoned, and has deep community and business relationships.

Each member of our current management team, led by Tony Weagley, has on average approximately 35 years of banking experience. Since our new management team has been in place, we have strengthened the financial condition of the Bank, resolved prior outstanding regulatory issues and worked to transform the business model:

•	Converted the Bank to a national bank charter from a federally-chartered savings bank;
•	Replaced all members of senior management;
•	Achieved robust organic growth;
•	Introduced a new business model, de-emphasizing historic thrift activities and focusing on private client and commercial real estate lending.; and
•	Improved earnings and the Bank’s efficiency.

The turnaround from September 30, 2014 to June 30, 2018 has yielded significant growth:

•	Total assets increased from $542.3 million to $1.1 billion;
•	Net loans increased from $386.1 million to $893.4 million;
•	Total deposits increased from $413.0 million to $787.9 million;

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•	Pre-tax income increased from $344 thousand for the year ended September 30, 2014 to $11.5 million for the annualized year-to-date period ended June 30, 2018; and
•	Tangible book value per share increased from $11.76 to $16.41.

Looking Ahead

Looking ahead, we are focused on the following initiatives:

•	Continuing to refine the assets on our balance sheet and maintain high asset quality by:

▪	Diversifying our loan mix and commercial real estate (CRE) concentrations;
▪	Rebuilding the residential and consumer lending segments of the portfolio;
▪	Seasoning of the commercial segment of the portfolio; and
▪	Resolving the legacy residential portfolio.

•	Leveraging the retail network on the Philadelphia Mainline and increasing market share by:

▪	Gathering core deposits and diversifying funding sources, including growing our municipal funding sources;
▪	Developing our digital platforms aimed at supporting retail activity; and
▪	Thoughtfully expanding our current location footprint.

•	Continuing to use our Private Banking Locations to drive business activity in other service platforms, such as:

▪	Lending
▪	Wealth Management
▪	Insurance

•	Further growing our specialty divisions to enhance business development:

▪	Private Schools
▪	Non-Profits
▪	Equestrian

We believe that these initiatives will further enhance the value and attractiveness of our banking franchise.

Corporate Information

Our principal executive offices are located at 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301, and the telephone number is (610) 644-9400. Our website is www.mymalvernbank.com. The information on our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Issuer:	Malvern Bancorp, Inc.

Common stock offered:	1,190,477 shares of common stock, par value $0.01 per share (or 1,369,048 shares if the underwriter exercises in full its option to purchase additional shares).

Offering price:	$21.00 per share

Shares outstanding after completion of the offering	7,771,356 shares (or 7,949,927 shares if the underwriter exercises in full its option to purchase additional shares) (1)

Net proceeds	We estimate that the net proceeds from this offering will be approximately $23.4 million (or $27.0 million if the underwriter exercises its purchase option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us.

Use of proceeds	We intend to use the net proceeds of the offering to increase our capital structure, to fund future organic growth and for working capital and other general corporate purposes. We may also use a portion of the net proceeds for future acquisitions, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-11.

Dividends and distributions	We have not declared or paid any cash dividends on our common stock. For the foreseeable future, we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base. For additional information, see “Risk Factors — Risks Related to Our Common Stock and this Offering” and “Market for Common Stock and Our Dividend Policy.”

Risk factors	Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

NASDAQ symbol	MLVF

(1)	The number of shares outstanding after the offering is based on 6,580,879 shares of common stock outstanding as of September 28, 2018, and excludes: an aggregate of 15,996 shares reserved for issuance under our equity compensation plans subject to outstanding awards.

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SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected historical consolidated financial data for the Company as of and for each of the five fiscal years ended September 30, 2017 (which has been derived from our audited consolidated financial statements), and as of and for the nine months ended June 30, 2018 and 2017. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which have been filed with the SEC and are incorporated by reference in this prospectus supplement. Information for the nine-month periods ended September 30, 2018 and 2017 is derived from unaudited interim financial statements and has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the nine-month period ended June 30, 2018 do not necessarily indicate the results that may be expected for any future period or for the full year.

	At or for the Nine Months Ended June 30,		At or for the Year Ended September 30,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in thousands, except per share data)
Summary of Operating Data:
Total interest and dividend income	$29,413	$24,253	$33,782	$25,244	$20,462	$20,167	$22,301
Total interest expense	9,487	6,624	9,446	6,732	5,248	5,071	6,944
Net interest income	19,926	17,629	24,336	18,512	15,214	15,096	15,357
Provision for loan losses	829	2,302	2,791	947	90	263	11,235
Net interest income after provision for loan losses	19,097	15,327	21,545	17,565	15,124	14,833	4,122
Total other income	2,875	1,809	2,341	2,333	2,535	2,155	2,860
Total other expenses	13,366	11,334	15,147	13,922	13,961	16,644	19,775
Income tax expense (benefit)	3,942	1,940	2,922	(6,174)	(970)	(367)	6,010
Net income (loss)	$4,664	$3,862	$5,817	$12,150	$4,668	$711	$(18,803)
Earnings (loss) per share	$0.72	$0.60	$0.90	$1.90	$0.73	$0.11	$(2.96)
Dividends per share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Statement of Financial Condition Data:
Securities available for sale	$34,348	$16,811	$14,587	$66,387	$128,354	$100,943	$124,667
Securities held to maturity	31,004	36,027	34,915	40,551	57,221	-	-
Loans held for sale	-	-	-	-	-	-	10,367
Loans receivable, net	893,355	800,337	834,331	574,160	391,307	386,074	401,857
Total assets	1,053,575	1,010,908	1,046,012	821,272	655,690	542,264	601,554
Deposits	787,932	759,679	790,396	602,046	465,522	412,953	484,596
FHLB borrowings	123,000	118,000	118,000	118,000	103,000	48,000	38,000
Other short-term borrowing	2,500	—	5,000	—	—	—	—
Shareholders’ equity	107,973	100,433	102,520	96,157	82,749	77,160	75,406
Allowance for loan losses	9,024	7,917	8,405	5,434	4,667	4,589	5,090
Non-accrual loans in portfolio	2,023	1,556	1,038	1,617	1,399	2,391	1,901
Non-performing assets in portfolio	3,361	1,877	1,211	2,313	2,567	4,355	5,863
Performing troubled debt restructurings in portfolio	18,693	1,603	2,238	2,039	1,091	1,009	1,346
Non-performing assets and performing troubled debt restructurings in portfolio	22,054	3,480	3,449	4,352	3,658	5,364	7,209

Performance Ratios:
Return on average assets	0.59%	0.57%	0.62%	1.61%	0.75%	0.12%	(2.79)%
Return on average equity	5.92	5.25	5.93	14.07	5.79	0.94	(20.24)
Interest rate spread(1)	2.43	2.56	2.57	2.53	2.48	2.59	2.25
Net interest margin(2)	2.60	2.70	2.72	2.65	2.62	2.74	2.43
Non-interest expenses to average total assets	1.68	1.66	1.62	1.85	2.25	2.84	2.93
Efficiency ratio(3)	57.78	58.52	56.79	67.22	76.48	96.63	110.95

Asset Quality Ratios:
Non-accrual loans as a percent of gross loans	0.22	0.19	0.12	0.28	0.35	0.62	0.47
Non-performing assets as a percent of total assets	0.32	0.19	0.12	0.28	0.39	0.80	0.97
Non-performing assets and performing troubled debt restructurings as a percent of total assets	2.09	0.34	0.33	0.53	0.56	0.99	1.20
Allowance for loan losses as a percent of gross loans	1.00	0.98	1.00	0.94	1.18	1.18	1.26
Allowance for loan losses as a percent of non-performing loans	268.49	421.79	694.04	234.93	333.60	191.93	267.75
Net charge-offs (recovery) to average loans outstanding	0.03	(0.03)	(0.02)	0.04	0.00	0.19	3.07

Capital Ratios(4):
Total risk-based capital to risk weighted assets	15.82	15.80	15.78	15.42	17.30	20.87	18.97
Tier 1 risk-based capital to risk weighted assets	14.77	14.79	14.75	14.50	16.21	19.62	17.72
Tangible capital to tangible assets	N/A	N/A	N/A	N/A	N/A	12.17	10.91
Tier 1 leverage (core) capital to adjustable tangible assets	12.23	11.99	12.02	10.98	11.01	12.17	10.91
Shareholders’ equity to total assets	10.25	9.93	9.80	11.71	12.62	14.23	12.54

(1)	Represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(2)	Net interest income divided by average interest earning assets.
(3)	Efficiency ratio, which is a non-GAAP financial measure, is computed by dividing other expense (GAAP), less non-core items (non-GAAP), by net interest income on a tax equivalent basis (non-GAAP) plus other income (GAAP), excluding net securities gains (losses) (GAAP). Included in non-core items are costs which include expenses related to the Company’s corporate restructuring initiatives. The Company believes these adjustments are necessary to provide the most accurate measure of core operating results as a means to evaluate comparative results. See table below for the calculation of the efficiency ratio.
(4)	Other than shareholders’ equity to total assets, all capital ratios are for the Bank only. See “Capitalization” for capital ratios of Malvern Bancorp.

The following table presents the calculation of the efficiency ratio.

	Nine Months ended June 30,		Year ended September 30,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in thousands)
Other expense (GAAP)	$13,366	$11,334	$15,147	$13,922	$13,961	$16,644	$19,775
Less: non-core items (non-GAAP)	828	130	159	111	639	—	—
Other expense, excluding non-core items (non-GAAP)	12,538	11,204	14,988	13,811	13,322	16,644	19,775
Net interest income (tax-equivalent basis) (non-GAAP)	20,011	17,768	24,512	18,777	15,400	15,152	15,442
Other income (GAAP)	2,875	1,809	2,341	2,333	2,535	2,155	2,860
Less: net gains on investment securities and sale of real estate (GAAP)	1,186	432	463	565	515	83	479
Total Net Revenue (non-GAAP)	21,700	19,145	26,390	20,545	17,420	17,224	17,823
Efficiency ratio (non-GAAP)	57.78%	58.52%	56.79%	67.22%	76.48%	96.63%	110.95%

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RISK FACTORS

An investment in our common stock involves significant risks. You should consider carefully the risk factors described below and the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, financial condition and results of operations. If any of these risks or uncertainties actually occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or a substantial part of your investment.

Risks Related to Our Common Stock and this Offering

Management and our board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.

We intend to use a portion of the net proceeds from the offering to improve our capital structure, fund future organic growth and for working capital and other general corporate purposes. We may also use a portion of the net proceeds for future acquisitions, although we have no present commitments or agreements to do so. We have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our shareholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds on a long-term basis, and we cannot predict how long we will need to deploy the proceeds effectively. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting stockholder returns, including earnings per share, return on assets and return on equity.

We do not anticipate paying any cash dividends in the foreseeable future.

We have not historically paid cash dividends and we currently intend to retain our future earnings, if any, for the foreseeable future, to improve our capital structure and fund the development and growth of our business. We do not intend to pay any dividends to holders of our common stock following the offering. As a result, capital appreciation in the price of our common stock, if any, will be your only source of gain on an investment in our common stock.

Our ability to pay cash dividends is limited, and we may be unable to pay future dividends even if we desire to do so.

We are a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders if we desire to do so in the future, and to pay the principal of and interest on our outstanding debt, is dividends from the Bank. There are various regulations that limit the Bank’s ability to pay dividends to us, and our ability to pay dividends to shareholders. In particular, the prior approval of the Federal Reserve Board and the Office of the Comptroller of the Currency (the “OCC”) may be required in certain circumstances prior to the payment of dividends by us or the Bank. There can be no assurances that we would receive such approval, if it were required.

In addition, the OCC has the authority to prohibit a national bank from paying dividends if such payment is deemed to be an unsafe or unsound practice. The Federal Reserve Board and the FDIC also have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of the Bank, we may be deemed to be engaged in an unsafe or unsound practice if the Bank were to pay dividends.

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Payment of dividends could also be subject to regulatory limitations if the Bank became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies.

No assurances can be given that the Bank will, in any particular circumstances, pay dividends to us. If the Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt, or dividend payments on our common stock even if we desire to pay cash dividends in the future.

Our stock price may be volatile.

Our stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include but are not limited to:

•	actual or anticipated variations in earnings;

•	changes in analysts’ recommendations or projections;

•	our announcement of developments related to our businesses;

•	operations and stock performance of other companies deemed to be peers;

•	new technology used or services offered by traditional and non-traditional competitors;

•	news reports of trends in the securities markets or in the banking industry in particular;

•	changes in general economic or business conditions, both domestically and internationally.

•	new federal banking regulations or the prospect of reduction of such regulations; and

•	other issues related to the financial services industry.

Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector, could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices. Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Moreover, in the past, securities class action lawsuits have been instituted against some companies following periods of volatility in the market price of its securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources from our normal business.

Economic and other circumstances may require us to raise additional capital at times or in amounts that are unfavorable to us. If we issue shares of common stock in the future, they will dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of our common stock and adversely affect the terms on which we may obtain additional capital.

We may need to incur additional debt or equity financing in the future to make strategic acquisitions or investments or to strengthen our capital position. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control and our financial performance. We cannot provide assurance that such financing will be available to us on acceptable terms or at all, or if we do raise additional capital that it will not be dilutive to existing shareholders.

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If we determine, for any reason, that we need to raise capital, subject to applicable NASDAQ rules, our board of directors generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of stock for any corporate purpose, including issuance of equity-based incentives under or outside of our equity compensation plan. Additionally, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or from the perception that such sales could occur. If we issue preferred stock that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of our common stock could be adversely affected. Any issuance of additional shares of stock will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Shares we issue in connection with any such offering will increase the total number of shares and may dilute the economic and voting ownership interest of our existing shareholders.

Provisions of our articles of incorporation and bylaws, Pennsylvania law, and state and federal banking regulations, could delay or prevent a takeover by a third party.

The Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”) contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of the Company. These provisions, among other things:

•	require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PBCL);

•	prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the PBCL);

•	expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	eliminates the preemptive right to subscribe to purchase, on a pro rata basis, additional shares of stock issued or sold by the corporation, unless provided for in the corporation’s articles of incorporation;

•	provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

•	provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

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•	provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The PBCL explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	render inapplicable, or make determinations under, provisions of the PBCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

In addition, our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions which may have the effect of deterring or discouraging changes in control of the Company. These provisions:

•	restrict the ability of shareholders to remove directors;

•	eliminate cumulative voting in elections of directors;

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

•	contain a higher shareholder approval requirement than that required by the PBCL in connection with certain specified actions.

Finally, the Change in Bank Control Act of 1978 and the Bank Holding Company Act of 1956 generally require filings and approvals prior to certain transactions that would result in a party acquiring control of the Company or the Bank.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency or public or private entity. Your investment in our common stock is subject to investment risk and you could lose all or part of your investment.

Our common stock is equity and is therefore subordinate to our existing subordinated debt and future indebtedness and any preferred stock we may issue in the future.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness, including our outstanding subordinated notes, which had an aggregate outstanding principal amount of $24.4 million at June 30, 2018, and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of any outstanding preferred stock. While we have no preferred stock currently outstanding, our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock, and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

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Risks Relating to Our Business and Industry

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2017, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in the offering will be approximately $23.4 million, or approximately $27.0 million if the underwriter exercises in full its option to purchase additional shares, in each case, after deducting underwriting discounts as well as estimated offering expenses.

We intend to use the net proceeds of the offering to improve our capital structure, to fund future organic growth and for working capital and other general corporate purposes. We may also use a portion of the net proceeds for future acquisitions, although we have no present commitments or agreements to do so.

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CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of June 30, 2018. Our capitalization is presented:

●	on an actual basis; and

●	on an as adjusted basis to give effect this offering.

The following information should be read in conjunction with our consolidated financial statements for the fiscal year ended September 30, 2017, and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and the unaudited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference herein.

	June 30, 2018
		As Adjusted for this
	Actual	Offering(2)
	(Dollars in thousands, except per share data)
Long-term Indebtedness
Subordinated debt(1)	$24,421	$24,421

Shareholders’ Equity:
Preferred stock, par value $.01 per share, 10,000,000 shares authorized, none issued and outstanding	$-	-
Common stock, par value $.01 per share, 50,000,000 shares authorized, 6,580,879 shares issued and outstanding (actual), and 7,771,356 shares issued and outstanding (as adjusted)	66	78
Additional paid-in-capital	60,985	84,383
Retained earnings	47,770	47,770
Unearned Employee Stock Ownership Plan (ESOP) shares	(1,374)	(1,374)
Accumulated other comprehensive income	526	526
Total shareholders’ equity	$107,973	$131,383

Book value per common share	$16.41	$16.91

Holding Company Capital Ratios:
Total risk-based capital ratio (3)	16.17%	18.37%
Tier 1 risk-based capital ratio (3)	12.33%	14.62%
Leverage Ratio	10.21%	12.16%
Common equity Tier 1 ratio (3)	12.33%	14.62%

(1) Consists of the Company’s $25,000,000 aggregate principal amount of 6.125% Fixed-to-Floating Rate Subordinated Notes due 2027.

(2) Includes common stock offering of 1,190,477 shares at $21.00 per share offering price, net of estimated offering costs of $1.6 million. Excludes 178,571 shares issuable pursuant to the exercise of the underwriter’s purchase option. It also excludes an aggregate of 15,996 shares reserved for issuance under our equity compensation plans subject to outstanding awards.
(3) As adjusted assumes net proceeds from the offering are invested in assets with a 100% risk-weighting.

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MARKET FOR COMMON STOCK AND OUR DIVIDEND POLICY

Our common stock is traded on The NASDAQ Global Market under the symbol “MLVF.” The table below sets forth the high and low sales prices for the common stock for each of the periods presented.

The closing sales price for our common stock on September 28, 2018, as reported on The NASDAQ Global Market, was $23.95 per share. As of September 28, 2018, the most recent date records were available, there were 405 shareholders of record. As of September 28, 2018, the most recent date records were available, there were 15,996 shares of common stock subject to outstanding options.

	Year Ended September 30,
	2017		2016
	High	Low	High	Low
First Quarter	$21.25	$16.36	$17.70	$15.31
Second Quarter	$22.00	$19.35	$17.65	$15.67
Third Quarter	$24.60	$21.10	$16.50	$15.40
Fourth Quarter	$26.95	$22.50	$17.20	$15.00

	Year Ended September 30, 2018
	High	Low
First Quarter	$28.20	$24.75
Second Quarter	$26.83	$21.00
Third Quarter	$27.25	$23.57
Fourth Quarter (through September 28)	$25.65	$22.78

We have not declared or paid any cash dividends on our common stock for the periods set forth above. For the foreseeable future, we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base.

Future dividends, if any, will be determined by our board of directors and will depend on our earnings, financial condition and other factors considered by our board to be relevant. In addition, our ability to pay cash dividends depends primarily on the ability of our Bank to pay dividends to us.

There are various legal limitations with respect to the Bank’s ability to pay dividends to us and our ability to pay dividends to shareholders.  Under federal banking law, the prior approval of the Federal Reserve Board and the OCC may be required in certain circumstances prior to the payment of dividends by us or the Bank. A national bank may generally declare a dividend, without approval from the OCC, in an amount equal to its year-to-date net income plus the prior two years’ net income that is still available for dividends. The OCC has the authority to prohibit a national bank from paying dividends if such payment is deemed to be an unsafe or unsound practice. The FDIC also has the authority under federal law to enjoin a bank from engaging in what in its opinion constitutes an unsafe or unsound practice in conducting its business, including the payment of a dividend under certain circumstances.

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The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board has the authority to prohibit us from paying dividends if such payment is deemed to be an unsafe or unsound practice.

DESCRIPTION OF OUR CAPITAL STOCK

Our articles of incorporation authorize the issuance of capital stock consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. See “Description of Common Stock” and “Description of Preferred Stock” on page 4 and 7, respectively, of the accompanying prospectus and the information incorporated by reference therein for additional information regarding our capital stock.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering in which Sandler O’Neill & Partners, L.P. (“Sandler” or the “underwriter”) is acting as sole underwriter. We have entered into an underwriting agreement with Sandler, dated October 3, 2018, with respect to the shares of common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, all of the shares of common stock being offered by this prospectus supplement.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

●	the representations and warranties made by us are true and agreements have been performed;

●	there is no material adverse change in the financial markets or in our business; and

●	we deliver customary closing documents.

Subject to these conditions, the underwriter is committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are taken. However, the underwriter is not obligated to take or pay for the shares of our common stock covered by the underwriter’s purchase option described below, unless and until such option is exercised.

The shares of common stock are being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriter and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the purchase option described below.

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Purchase Option

We have granted the underwriter an option, exercisable no later than 30 days after the date of this prospectus supplement, which is dated the same date as the underwriting agreement, to purchase up to an additional 178,571 shares of our common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock.

Discounts and Expenses

The underwriter proposes to offer the shares of our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price, less a concession not in excess of $0.63 per share. After the public offering of the shares of our common stock, the underwriter may change the offering price, concessions and the other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriter and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

		Total Without	Total With
	Per share	Purchase Option Exercise	Purchase Option Exercise
Public offering price	$21.00	$25,000,017	$28,750,008
Underwriting discounts payable by us (1)	$1.05	$1,209,714	$1,397,214
Proceeds to us (before expenses)	$19.95	$23,790,303	$27,352,794

(1)	The underwriting discount will be $1.05 per share. However, the underwriter has agreed that the underwriting discount will be $0.42 per share for 63,947 shares purchased by our directors, executive officers, employees and certain existing shareholders. The total underwriting discount and the total proceeds to us, before expenses, reflect the reduced discount for the 63,947 shares to be purchased by our directors, executive officers, employees and certain existing shareholders.

We estimate that our offering expenses, excluding the underwriting discount, will be approximately $380,000, and those expenses are payable by us. We have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering.

Indemnification and Contribution

We and the Bank have agreed jointly and severally to indemnify the underwriter, and persons who control the underwriter, and the underwriter’s partners, directors, officers, employees and agents against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock or any securities convertible into or exchangeable or exercisable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

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Stabilization Transactions

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares that it may purchase in its purchase option. In a naked short position, the number of shares involved is greater than the number of shares in its purchase option. The underwriter may close out any short position by exercising its purchase option and/or by purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after this offering has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of its purchase option. If the underwriter sell more shares than could be covered by exercise of its purchase option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the market price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In addition, in connection with this offering the underwriter may engage in passive market making transactions in our common stock on The NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Electronic Prospectus Delivery

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than this prospectus in electronic format, the information on any of these websites is not part of this prospectus, has not been approved or endorsed by the underwriter or us and should not be relied upon by investors.

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Our Relationship with the Underwriter

The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and some of its affiliates have performed and expect to continue to perform financial advisory and investment banking services for us in the ordinary course of their respective businesses, and may have received, and may continue to receive, in the future, compensation for such services.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our common stock is being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of certain legal matters by counsel for the underwriter and other conditions.

The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the purchase option described above.

LEGAL MATTERS

Certain matters regarding the common stock will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey, and certain matters governed by the laws of the Commonwealth of Pennsylvania will be passed upon by Eckert Seamans Cherin & Mellott, LLC, Philadelphia, Pennsylvania. Kilpatrick Townsend & Stockton LLP will pass upon certain legal matters for the underwriter.

EXPERTS

The financial statements as of September 30, 2017 and 2016 and for the three years in the period ended September 30, 2017 of Malvern Bancorp, Inc. and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2017 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Joseph Gangemi, Senior Vice President and Chief Financial Officer, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301, telephone (610) 644-9400.

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We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, DC, as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement from the documents listed below that we have previously filed with the SEC (File No. 000-54835). This means that we can disclose important information to you by referring you to another document without restating that information in this prospectus supplement. Any information incorporated by reference into this prospectus supplement is considered to be part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on December 29, 2017;

(b)	Those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 18, 2018 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2017;

(c)	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2018, March 31, 2018 and June 30, 2018, filed with the SEC on February 9, 2018, May 10, 2018 and August 9, 2018, respectively;

(d)	Our Current Reports on Form 8-K (in each case other than those portions under Item 2.02 or 7.01 of Form 8-K that are furnished rather than filed) filed with the SEC on October 31, 2017, November 28, 2017, January 3, 2018, February 12, 2018, February 23, 2018, July 12, 2018 and October 1, 2018;

(e)	The description of our common stock contained in our Form 8-K, as filed with the SEC pursuant to Rule 12g-3(a) of the Exchange Act for the registration of the common stock under the Exchange Act on October 11, 2012 (File No. 000-54835), including any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering will also be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus supplement from the date of their filing. These documents include periodic reports such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement is dated October 3, 2018. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than that date.

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PROSPECTUS

MALVERN BANCORP, INC.

$55,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units

Malvern Bancorp, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) depositary shares and (vi) units, up to a maximum aggregate offering price of $55,000,000. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision.

Our common stock is quoted on the NASDAQ Global Select Market System under the symbol “MLVF.” On August 15, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $24.05 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is August 25, 2017.

We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

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PROSPECTUS SUMMARY

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Malvern Bancorp” or the “Company” as used in this prospectus refer to Malvern Bancorp, Inc. and its subsidiaries, including Malvern Federal Savings Bank, which we sometimes refer to as the “Bank,” except that such terms refer to only Malvern Bancorp, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares,” and “Description of Units.”

Company Overview

We are a bank holding company incorporated under Pennsylvania law in 2012. We are the holding company for Malvern Federal Savings Bank, a federally-chartered, FDIC-insured savings bank that was originally organized in 1887 and now serves as one of the oldest banks headquartered on the Philadelphia Mainline. For more than a century, the Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity.

The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through nine other banking locations in Chester, Delaware and Bucks counties, Pennsylvania, and Morristown, New Jersey, its New Jersey regional headquarters. Its primary market niche is providing personalized service to its client base.

The Bank, through its Private Banking division and strategic partnership with Bell Rock Capital, Rehoboth Delaware, provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services. The Bank offers insurance services through Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

As of June 30, 2017, we had consolidated total assets of $1.0 billion, total gross loans and leases of $807.6 million, deposits of $759.7 million and shareholders’ equity of $99.7 million.

Corporate Information

Our principal executive offices are located at 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301, and our telephone number is (610) 644-9400. Our Internet address is http://www.malvernfederal.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, and may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to our financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends. The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” and similar expressions are intended to identify such forward-looking statements. Our actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation the risks and uncertainties discussed in this prospectus and in the documents incorporated by reference herein, including without limitation:

●	competitive pressures among depository institutions may increase significantly;

●	changes in the interest rate environment may reduce interest margins;

●	prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions may vary substantially from period to period;

●	general economic conditions may be less favorable than expected;

●	political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions;

●	legislative or regulatory changes or actions may adversely affect the businesses in which Malvern Bancorp, Inc. is engaged;

●	changes and trends in the securities markets may adversely impact Malvern Bancorp, Inc.;

●	a delayed or incomplete resolution of regulatory issues could adversely impact our planning;

●	difficulties in integrating any businesses that we may acquire, which may increase our expenses and delay the achievement of any benefits that we may expect from such acquisitions;

●	the impact of reputation risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity could be significant;

●	the outcome of regulatory and legal investigations and proceedings may not be anticipated; and

●	our success in managing the risks involved in the foregoing.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” for a description of where you can find this information.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or the incorporated documents might not occur and you should not put undue reliance on any forward-looking statements.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

RATIOS OF EARNINGS TO FIXED CHARGES

The following unaudited table presents our consolidated ratio of earnings to fixed charges as defined in Item 503(d) of the SEC’s Regulation S-K for the periods presented. This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus and Exhibit 12.1 filed with the registration statement of which this prospectus is a part.

	Nine months ended June 30,	Year ended September 30,
	2017	2016	2015	2014	2013	2012
Excluding interest on deposits	3.6X	3.7X	3.0X	1.3X	-6.7X	2.5X
Including interest on deposits	1.9X	1.9X	1.7X	1.1X	-0.8X	1.3X

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense. Fixed charges, including interest on deposits, include interest expense plus interest on deposits.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our restated articles of incorporation, as amended, our by-laws and by applicable Pennsylvania law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

General

Our restated articles of incorporation, as amended, provides that we may issue up to 50,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2017, there were 6,572,684 shares of our common stock outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market under the symbol “MLVF.” Broadridge is presently the transfer agent and registrar for our common stock.

Dividend Rights

Holders of our common stock are entitled to dividends if, as and when determined by our board of directors in its sole discretion out of funds lawfully available for the payment of dividends, and subject to and qualified by the relative rights and preferences of any shares of preferred stock that we may issue in the future, as described below. Under the Pennsylvania Business Corporation Law, a dividend may not be paid if, after giving effect to the dividend, either the corporation would be unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved at the time the dividend is measured, to satisfy shareholders whose preferential rights are superior to those receiving the dividend.

Funds for the payment of dividends by Malvern Bancorp come primarily from the earnings of the Bank. Thus, as a practical matter, any restrictions on the ability of the Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Malvern Bancorp.

Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that the Bank and our other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from the Bank to us would require notice to or approval of the applicable regulatory authority.

In addition, the Federal Reserve Board, the Comptroller of the Currency and the Federal Deposit Insurance Corporation have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition the Bank, we may be deemed to be engaged in an unsafe or unsound practice if the Bank were to pay dividends. Federal Reserve policy generally requires insured banks only to pay dividends out of current operating earnings. Payment of dividends could also be subject to regulatory limitations if the Bank became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our shareholders, except as otherwise required by law. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. However, our amended and restated articles of incorporation provide that any merger, consolidation, share exchange and sale of assets, and any voluntary dissolution and winding up of the Company (collectively, the “Specified Actions”), would require the affirmative vote of a majority of the outstanding shares; provided that if such Specified Action is recommended by at least two-thirds of the entire board of directors, it would require only the affirmative vote required by applicable law, which generally is a majority of the votes cast by shareholders entitled to vote.

There is no cumulative voting.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Malvern Bancorp, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to, and qualified by the rights of holders of any preferred stock that we may issue in the future, as described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Anti-Takeover Provisions and Other Shareholder Protections

Pennsylvania Law Considerations.

The Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”) contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of the Company. These provisions, among other things:

●

require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PBCL);

●	prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the PBCL);

●	expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

●	eliminates the preemptive right to subscribe to purchase, on a pro rata basis, additional shares of stock issued or sold by the corporation, unless provided for in the corporation’s articles of incorporation;

●	provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

●	provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

●	provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

●	provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The PBCL explicitly provides that the fiduciary duty of directors does not require them to:

●	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

●	render inapplicable, or make determinations under, provisions of the PBCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

●	act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

     Articles of Incorporation and Bylaws.

Our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions which may have the effect of deterring or discouraging changes in control of the Company. These provisions:

●	restrict the ability of shareholders to remove directors;

●	eliminate cumulative voting in elections of directors;

●	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

●	contain a higher shareholder approval requirement than that required by the PBCL in connection with certain Specified Actions, as described above under “Voting Rights.”

DESCRIPTION OF PREFERRED STOCK

“Blank Check” Preferred Stock

We have 10,000,000 shares of authorized but unissued preferred stock, par value $0.01 per share. These shares are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. In general, our restated articles of incorporation, as amended, authorize our board of directors to issue new shares of our common stock or preferred stock without further shareholder action, provided that there are sufficient authorized shares.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock do not have preemptive rights with respect to any newly issued stock. Our board could adversely affect the voting power of holders of our common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Malvern Bancorp that the board of directors does not believe to be in the best interests of its shareholders, the board could issue preferred stock which could make any such takeover attempt more difficult to complete. Our board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of our Company and our shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Our board of directors has the authority, without further action by the shareholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will further amend our restated articles of incorporation, as amended, designating the stock of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series;

●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

●	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our restated articles of incorporation, as amended, for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefore, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, and any changes or adjustments thereto to such price or prices;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent;

●	any mandatory or optional redemption provision;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title of the debt securities;

●	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

●	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

●	the price or prices at which the debt securities will be issued;

●	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

●	the issue date or dates of the series and the maturity date of the series;

●	whether the securities will be issued at par or at a premium over or a discount from their face amount;

●	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

●	the right, if any, to extend interest payment periods and the duration of the extension;

●	the interest payment dates and the record dates for the interest payments;

●	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

●	the currency of denomination of the securities;

●	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

●	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

●	whether the debt securities will be issued in the form of global securities or certificates;

●	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

●	the dates on which premium, if any, will be paid;

●	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

●	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

●	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

The debt securities will represent our general unsecured obligations. Malvern Bancorp is a holding company and its operating assets are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our banking and non-banking affiliates. The principal sources of our income are dividends and interest from the Bank. The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by the Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including senior indebtedness.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Outstanding Subordinated Debt

On February 7, 2017, Malvern Bancorp issued $25.0 million in aggregate principal amount of its 6.125% fixed-to-floating rate subordinated notes due 2027 (the “Notes”) to certain institutional accredited investors in a private placement. The Notes have a stated maturity of February 15, 2027, are redeemable, in whole or in part, on or after February 15, 2022, and at any time upon the occurrences of certain events. The Notes bear interest at a fixed rate of 6.125% per year, from and including February 7, 2017 to, but excluding February 15, 2022. From and including February 15, 2022 to the maturity date or earlier redemption date, the interest rate will reset quarterly at a variable rate equal to the then current 3-month LIBOR plus 414.5 basis points. The Notes were structured to qualify as Tier 2 capital for regulatory purposes. Malvern Bancorp’s subordinated debt totaled $24.3 million at June 30, 2017.

Malvern Bancorp may not redeem the Notes prior to February 15, 2022, except that the Company may redeem the Notes at any time, at its option, in whole but not in part, subject to obtaining any required regulatory approvals, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest through, but excluding, the redemption date.

Pursuant to a final prospectus dated April 12, 2017, Malvern Bancorp offered to exchange notes registered under the Securities Act (the “New Notes”) for any and all outstanding unregistered Notes. The offer to exchange was made to satisfy Malvern Bancorp’s obligations under the registration rights agreement it entered into with the purchasers of the Notes in connection with the issuance of the Notes to those purchasers. The offer to exchange concluded on May 17, 2017. The terms of the New Notes are identical to those of the Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to Malvern Bancorp’s fulfillment of its registration obligations.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

●	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

●	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

●	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6) any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

●	evidence a successor to the trustee;

●	cure ambiguities, defects or inconsistencies;

●	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

●	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

●	add guarantors or co-obligors with respect to the debt securities of any series;

●	secure the debt securities of a series;

●	establish the form or forms of debt securities of any series;

●	add additional Events of Default with respect to the debt securities of any series;

●	add additional provisions as may be expressly permitted by the Trust Indenture Act;

●	maintain the qualification of the indenture under the Trust Indenture Act; or

●	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

●	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

●	reduce the principal amount, or extend the fixed maturity, of the debt securities;

●	change the method of computing the amount of principal or any interest of any debt security;

●	change or waive the redemption or repayment provisions of the debt securities;

●	change the currency in which principal, any premium or interest is paid or the place of payment;

●	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	adversely affect the ranking or priority of the debt securities of any series; or

●	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

●	either:

●	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

●	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

●	we have paid or caused to be paid all other sums then due and payable under the indenture; and

●	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

●	the rights of holders of the debt securities to receive principal, interest and any premium when due;

●	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the trustee; and

●	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

●	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

●	money in an amount; or

●	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

●	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

●	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

●	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

●	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

●	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

●	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

●	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed, or

●	there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, and certain holders of our securities, may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made by us, or certain holders of our securities;

●	whether that offering is being made to underwriters or through agents or directly;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended September 30, 2016;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017;

●	our Current Reports on Form 8-K filed with the SEC on each of on each of October 28, 2016, February 8, 2017, February 17, 2017 and June 1, 2017 (in each case, except to the extent any portion of any such Current Report on Form 8-K is furnished but not filed); and

●	the description of our common stock contained in our Form 8-K, as filed with the SEC pursuant to Rule 12g-3(a) of the Exchange Act for the registration of the common stock under the Exchange Act on October 11, 2012 (File No. 000-54835), and any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will provide to you, and any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but has not been delivered with this prospectus. You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Malvern Bancorp, Inc.

Attention: Joseph Gangemi, Senior Vice President and Chief Financial Officer

42 E. Lancaster Avenue

Paoli, Pennsylvania 19301

Telephone: (610) 644-9400

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey, and certain matters governed by the laws of the Commonwealth of Pennsylvania will be passed upon by Eckert Seamans Cherin & Mellott, LLC, Philadelphia, Pennsylvania.

If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements as of September 30, 2016 and 2015 and for each of the three years in the period ended September 30, 2016 of Malvern Bancorp, Inc. and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Malvern Bancorp, Inc., that file electronically with the SEC. You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.malvernfederal.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

$25,000,017

Common Stock

PROSPECTUS SUPPLEMENT

(To the Prospectus dated August 25, 2017)

October 3, 2018